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TOMKINS FIRST QUARTER 2003 RESULTS                                   22 May 2003

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FINANCIAL REVIEW                              Ken Lever, Chief Financial Officer

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INFORMATION PRESENTED

..   Period:
    .   Q1 2003 - 95 days to 5 April 2003
    .   Q1 2002 pro forma - 98 days to 30 March 2002

..   US dollar and US GAAP information

..   Abbreviated note disclosure

..   Average exchange rates:
    .   Q1 2003       (pound)1=$1.59
    .   Q1 2002       (pound)1=$1.43

..   Balance sheet exchange rates:
    .   Q1 2003       (pound)1=$1.56
    .   Q1 2002       (pound)1=$1.43

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FINANCIAL HIGHLIGHTS

    .   Reported sales of (pound)819.5m (Q1 2002: (pound)862.4m)

        .    Underlying increase of 5.9%

    .   Reported operating profit of (pound)67.4m* (Q1 2002: (pound)71.4m)

        .    Underlying rise of 9.4%

    .   Strong performance from I&A

        .    Underlying sales up by 10.0%

        .    Underlying operating profit* up by 26.5%

    .   Strong net cash: (pound)171.5m (31 Dec 2002: (pound)157.6m)

    .   US operating income** was $111.3m (Q1 2002: $83.8m)

    * Before operating exceptional items and goodwill amortisation

    ** Before goodwill amortisation

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                                                               [LOGO OF TOMKINS]

SUMMARY PROFIT & LOSS ACCOUNT

    (pound)'m                                  Q1 '03    Q1 '02
    -----------------------------------------------------------
    Sales                                       819.5     862.4
                                               ------    ------
    Operating profit including associates        59.0      59.5
    Profit on disposals                           2.5         -
                                               ------    ------
    Profit before interest                       61.5      59.5
    Net interest                                 (0.5)      2.1
                                               ------    ------
    Profit before tax                            61.0      61.6
    Tax                                         (16.4)    (16.2)
                                               ------    ------
    Profit after tax                             44.6      45.4
                                               ------    ------
    Basic earnings per share (p)                 4.28      4.42

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SALES BRIDGE

[GRAPH]

    .   Dollar decline masks overall improvement

    . Strong growth in Industrial & Automotive drives underlying sales increase

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OPERATING PROFIT

                                                      Q1 '03                                     Q1 '02
                                     -----------------------------------------------------------------------------------
                                        BEFORE                      AFTER         BEFORE                        AFTER
                                      OPERATING     OPERATING     OPERATING      OPERATING      OPERATING     OPERATING
                                     EXCEPTIONAL   EXCEPTIONAL   EXCEPTIONAL    EXCEPTIONAL    EXCEPTIONAL   EXCEPTIONAL
(pound)m                                ITEMS         ITEMS         ITEMS          ITEMS          ITEMS         ITEMS
------------------------------------------------------------------------------------------------------------------------
Industrial & Automotive                     50.9          (1.6)         49.3           46.6           (9.2)         37.4
------------------------------------------------------------------------------------------------------------------------
Air Systems Components                       6.9          (1.4)          5.5           11.9              -          11.9
------------------------------------------------------------------------------------------------------------------------
Engineered & Construction Products          14.3          (2.9)         11.4           16.0              -          16.0
========================================================================================================================
Total of business groups                    72.1          (5.9)         66.2           74.5           (9.2)         65.3
------------------------------------------------------------------------------------------------------------------------
Centre                                      (4.7)            -          (4.7)          (3.1)             -          (3.1)
========================================================================================================================
Total before goodwill amortisation          67.4          (5.9)         61.5           71.4           (9.2)         62.2
------------------------------------------------------------------------------------------------------------------------
Goodwill amortisation                       (2.5)            -          (2.5)          (2.7)             -          (2.7)
========================================================================================================================
Total                                       64.9          (5.9)         59.0           68.7           (9.2)         59.5
========================================================================================================================

..   Rationalisation cost overruns cause lower profit in Air Systems Components

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OPERATING PROFIT* BRIDGE

[GRAPH]

..   Underlying improvement due to Industrial & Automotive

..   Dollar weakness continues to impact reported profit performance

    *before goodwill amortisation, including share of associates

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                                                               [LOGO OF TOMKINS]

OPERATING MARGINS (before goodwill)

                                                    Q1 '03                       Q1 '02
                                         --------------------------------------------------------
                                            BEFORE         AFTER        BEFORE           AFTER
                                          OPERATING      OPERATING     OPERATING       OPERATING
                                         EXCEPTIONAL    EXCEPTIONAL   EXCEPTIONAL     EXCEPTIONAL
    (pound)m                                ITEMS          ITEMS         ITEMS           ITEMS
    ---------------------------------------------------------------------------------------------
    Industrial & Automotive                      9.9%           9.6%          9.0%            7.3%
    ---------------------------------------------------------------------------------------------
    Air Systems Components                       6.0%           4.7%          9.0%            9.0%
    ---------------------------------------------------------------------------------------------
    Engineered & Construction Products           7.5%           6.0%          7.4%            7.4%
    =============================================================================================
    Total of business groups                     8.8%           8.1%          8.6%            7.6%
    =============================================================================================

..   Improvement in Industrial & Automotive towards 10 per cent

..   Air Systems Components affected by additional costs of plant rationalisation

..   Engineered & Construction Products margin holds up

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INDUSTRIAL & AUTOMOTIVE

NORTH AMERICAN MONTHLY AUTOMOTIVE SALES AND PRODUCTION

[GRAPH]

(pound)'m                 Q1 '03   Q1 '02
-----------------------------------------
Sales                      512.4    515.6
Operating profit*           50.9     46.6
Operating margin*            9.9%     9.0%

*before goodwill and operating exceptional items

    .   Generally flat AOE markets

    .   Good aftermarket demand

    .   Market share gains

    .   Underlying sales increase of 10.0% due largely to aftermarket

    .   Underlying operating profit up 26.5%

    .   Further benefit from SMIs and focus on lean

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AIR SYSTEMS COMPONENTS

NORTH AMERICAN CONSTRUCTION SQUARE FOOTAGE

[GRAPH]

(pound)'m                 Q1 '03   Q1 '02
-----------------------------------------
Sales                      115.8    131.8
Operating profit*            6.9     11.9
Operating margin*            6.0%     9.0%

*before goodwill and operating exceptional items

    .   US non-residential down 13% in Q1

    .   Mixed signals in residential

    .   Underlying sales down 2.1%

    .   Production disruption caused by plant rationalisation programme

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ENGINEERED & CONSTRUCTION PRODUCTS

INDEX OF US INDUSTRIAL PRODUCTION

[GRAPH]

(pound)'m                 Q1 '03   Q1 '02
-----------------------------------------
Sales                      191.3    215.0
Operating profit*           14.3     16.0
Operating margin*            7.5%     7.4%

*before goodwill and operating exceptional items

    .   Weakening markets

    .   Underlying sales ahead 0.9%

    .   Underlying operating profit up 3.5%

    .   Plant integration in UK

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CASH FLOW

    (pound)'m                                      Q1 '03     Q1 '02
    ----------------------------------------------------------------
    Net cash in flow from operating activities       52.1      116.4
    Capital expenditure (net)                       (30.5)     (28.6)
                                                   ------     ------
    Operating cash flow                              21.6       87.8
    Tax, interest and dividends                     (10.0)      (6.1)
    Other movements                                  (4.4)      (6.6)
                                                   ------     ------
    Net cash flow before disposals                    7.2       75.1
    Disposals                                         3.8        6.1
    Translation                                       2.9        1.3
                                                   ------     ------
    Net cash flow                                    13.9       82.5
    Opening net debt                                157.6       40.9
                                                   ------     ------
    Closing net cash                                171.5      123.4
                                                   ------     ------

    .   Increase in net cash to (pound)171.5m

    .   Working capital change due to timing and sales mix

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                                                               [LOGO OF TOMKINS]

RESULTS UNDER US GAAP -SUMMARY PROFIT & LOSS ACCOUNT

    $'m                                            Q1 '03     Q1 '02
    ----------------------------------------------------------------
    Net sales                                     1,305.5    1,233.2
                                                  -------    -------
    Operating income                                111.3       70.8
    Interest income                                   6.2       18.9
    Interest expense                                 (5.3)     (14.6)
                                                  -------    -------
    Income from continuing operations before
     taxes and minority interests                   112.2       75.1
    Income taxes                                    (28.7)     (21.9)
                                                  -------    -------
    Income before minority interests and income
     from associates                                 83.5       53.2
    Minority interest                                (3.7)      (2.3)
    Equity in net income of associates                0.6       (0.1)
                                                  -------    -------
    Net income                                       80.4       50.8
                                                  -------    -------
    Basic earnings per share (c)                     8.51       4.78

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RESULTS UNDER US GAAP - SEGMENTAL ANALYSIS

                                            Q1 '03                    Q1 '02
                                     ---------------------------------------------
                                                OPERATING                OPERATING
$m                                    SALES      INCOME      SALES        INCOME
----------------------------------------------------------------------------------
Industrial & Automotive                816.3        82.6       737.2          48.9
----------------------------------------------------------------------------------
Air Systems Components                 184.5         8.9       188.5          17.3
----------------------------------------------------------------------------------
Engineered & Construction Products     304.7        22.8       307.5          24.5
----------------------------------------------------------------------------------
Total of business groups             1,305.5       114.3     1,233.2          90.7
==================================================================================
Centre                                     -        (3.0)          -          (6.9)
==================================================================================
Total before goodwill amortisation   1,305.5       111.3     1,233.2          83.8
----------------------------------------------------------------------------------
Goodwill amortisation*                     -           -           -         (13.0)
==================================================================================
Total                                1,305.5       111.3     1,233.2          70.8
==================================================================================

* Tomkins adopted SFAS 142 "Goodwill and Other Intangible Assets" with effect from 1 May 2002. Goodwill is no longer amortised but is subject to an annual impairment test each December.

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OUTLOOK                                       Jim Nicol, Chief Executive Officer

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OUTLOOK

..   Same outlook

    . Market conditions in 2003 overall not anticipated to change significantly from our view in March prelim announcement

..   Continue self-help

    .   Manufacturing excellence

    .   Process and product innovation

..   Maintain solid financial foundation

..   Pursue acquisition opportunities

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[GRAPHIC APPEARS HERE]

TOMKINS FIRST QUARTER 2003 RESULTS                                   22 May 2003

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